      EXHIBIT 1

JOINT FILING AGREEMENT

     Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned each agree that the Amendment No. 7 to the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Dated: June 30, 2003
QUESTOR PARTNERS FUND II, L.P. a Delaware limited partnership

	By: By:	Questor General Partner II, L.P., its General Partner Questor Principals II, Inc. its General Partner

	By:	/s/ Robert D. Denious

	Title:	Managing Director

QUESTOR SIDE-BY-SIDE PARTNERS II, L.P. a Delaware limited partnership

	By:	Questor Principals II, Inc. its General Partner

	By:	/s/ Robert D. Denious

	Title:	Managing Director

QUESTOR SIDE-BY-SIDE PARTNERS II 3(C)(1), L.P. a Delaware limited partnership

	By:	Questor Principals II, Inc. its General Partner

	By:	/s/ Robert D. Denious

	Title:	Managing Director